Exhibit 99.1

IVERIC bio, Inc. Announces Pricing of Public Offering of Common Stock

NEW YORK, NY, December 6, 2019 – IVERIC bio, Inc. (Nasdaq: ISEE) (the “Company”), today announced the pricing of an underwritten public offering of 6,250,000 shares of its common stock at a price to the public of $4.000 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase 3,750,000 shares of its common stock at a price to the public of $3.999 per pre-funded warrant, in each case less underwriting discounts and commissions. The purchase price of each pre-funded warrant represents the per share public offering price for the common stock, minus the $0.001 per share exercise price of such pre-funded warrant. The aggregate gross proceeds from the offering are expected to be approximately $40.0 million before underwriting discounts and commissions and offering expenses payable by the Company. In addition, in connection with the offering, the Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 shares of common stock at the public offering price, less underwriting discounts and commissions. All of the securities are being offered by the Company.

Cowen is acting as the sole book-running manager for the offering. Wedbush Securities is acting as the lead manager for the offering. The offering is expected to close on or about December 10, 2019, subject to customary closing conditions.

A shelf registration statement on Form S-3 (File No. 333-226497) relating to the shares of common stock offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on August 15, 2018. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting: Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by email at PostSaleManualRequests@broadridge.com, or by telephone at (833) 297-2926 or Wedbush Securities Inc., Two Embarcadero Center, Suite 600, San Francisco, CA 94111, Attn: ECM Prospectus Department, by email at Vinnie.Devone@wedbush.com, or by telephone at (415) 274-7800.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IVERIC bio, Inc.

IVERIC bio is a biopharmaceutical company focused on the discovery and development of novel treatment options for retinal diseases with significant unmet medical needs. Vision is Our Mission.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements regarding the public offering, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to satisfaction of customary closing conditions related to the public offering, the design, initiation, conduct and outcomes of research programs and clinical trials, establishment of manufacturing capabilities, availability of data from these programs, reliance on university collaborators and other third parties, expectations for regulatory matters, need for additional financing and negotiation and consummation of business development transactions, whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements on its expected timelines, and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the SEC. Any forward-looking statements represent the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

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View source version on businesswire.com: https://www.businesswire.com/news/home/20191125005153/en/

Source: IVERIC bio, Inc.

Investors:

IVERIC bio

Kathy Galante, 212-845-8231

Vice President, Investor Relations and Corporate Communications

kathy.galante@ivericbio.com

or

Media:

SmithSolve

Alex Van Rees, 973-442-1555 ext. 111

alex.vanrees@smithsolve.com